Exhibit 99.1
May 3, 2022

Prudential Financial, Inc. Announces
First Quarter 2022 Results

•Net loss attributable to Prudential Financial, Inc. of $31 million or $0.10 per Common share versus net income of $2.828 billion or $6.98 per share for the year-ago quarter.
•After-tax adjusted operating income of $1.218 billion or $3.17 per Common share versus $1.618 billion or $3.99 per share for the year-ago quarter.
•Book value per Common share of $115.28 versus $145.05 per share for the year-ago quarter; adjusted book value per Common share of $107.16 versus $100.49 per share for the year-ago quarter.
•Parent company highly liquid assets(1) of $3.6 billion versus $5.4 billion for the year-ago quarter.
•Assets under management(2) of $1.620 trillion versus $1.663 trillion for the year-ago quarter.
•Capital returned to shareholders of $837 million in the quarter versus $842 million in the year-ago quarter, including $375 million of share repurchases and $462 million of dividends. Dividends paid were $1.20 per Common share, representing a 4% yield on adjusted book value.

Charles Lowrey, Chairman and CEO, commented on results:

“We delivered solid operating earnings for the first quarter, including strong variable investment income that more than offset the impact of elevated COVID-19 mortality.

We continue to make significant progress executing on our strategy of becoming a higher growth, less market sensitive, and more nimble company. We completed the sales of our Full Service business and a portion of our traditional variable annuities block, advanced our emerging markets strategy by reaching an agreement to acquire a minority stake in South Africa’s Alexander Forbes, and made further progress towards completing our $750 million cost savings plan.

These achievements are complemented by our thoughtful approach to returning capital to shareholders, including a 4% dividend increase in the first quarter — our 14th consecutive annual increase — as part of our $11 billion shareholder return program for 2021 through 2023.

Supported by our rock solid balance sheet, we continued to invest in solutions and customer experience to drive sustainable business growth, and to expand access to investing, insurance, and retirement security for people around the world.”

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today reported first quarter results. Net loss attributable to Prudential Financial, Inc. was $31 million ($0.10 per Common share) for the first quarter of 2022, compared to net income of $2.828 billion ($6.98 per Common share) for the first quarter of 2021. After-tax adjusted operating income was $1.218 billion ($3.17 per Common share) for the first quarter of 2022, compared to $1.618 billion ($3.99 per Common share) for the first quarter of 2021.
Consolidated adjusted operating income and adjusted book value are non-GAAP measures. A discussion of these measures, including definitions thereof, how they are useful to investors, and certain limitations thereof, is
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Prudential Financial, Inc. First Quarter 2022 Earnings Release	Page 2
included later in this press release under “Non-GAAP Measures” and reconciliations to the most comparable GAAP measures are provided in the tables that accompany this release.
RESULTS OF ONGOING OPERATIONS
The Company’s ongoing operations include PGIM, U.S. Businesses, International Businesses, and Corporate & Other. In the following business-level discussion, adjusted operating income refers to pre-tax results.
PGIM
PGIM, the Company’s global investment management business, reported adjusted operating income of $188 million for the first quarter of 2022, compared to $651 million in the year-ago quarter. This decrease reflects a $378 million gain from the sale of an asset management joint venture in Italy in the year-ago quarter. This decrease also reflects lower Other Related Revenues, driven by a decrease in seed and co-investment income and incentive fees, and higher expenses, partially offset by higher asset management fees.
PGIM assets under management of $1.415 trillion were down 2% from the year-ago quarter, reflecting the impact of rising interest rates and spreads on fixed income assets and unfavorable foreign exchange impacts, partially offset by positive third-party net flows over the past year. Third-party net outflows of $4.3 billion in the current quarter reflect $4.6 billion of retail outflows mainly from fixed income, partially offset by $0.3 billion of institutional inflows driven by real estate and fixed income.
U.S. Businesses
U.S. Businesses reported adjusted operating income of $943 million for the first quarter of 2022, compared to $843 million in the year-ago quarter. This increase reflects higher net investment spread results, more favorable underwriting results, and lower expenses, partially offset by lower net fee income.
Retirement:
•Reported adjusted operating income of $568 million in the current quarter, compared to $614 million in the year-ago quarter. This decrease reflects lower reserve gains, driven by less favorable COVID-19 mortality experience, partially offset by higher net investment spread results.

•Account values of $239 billion declined 3% from the year-ago quarter, driven by net outflows and unfavorable foreign exchange impacts. Net outflows in the current quarter totaled $2.6 billion as withdrawals and benefits exceeded sales of $2.3 billion, reflecting the episodic nature of Funded Pension Risk Transfer and International Reinsurance transactions that totaled $0.7 billion in the quarter.

Group Insurance:
•Reported a loss, on an adjusted operating income basis, of $111 million in the current quarter, compared to a loss of $132 million in the year-ago quarter. This lower loss reflects more favorable underwriting results in both group life and disability, partially offset by higher expenses.

•Reported earned premiums, policy charges, and fees of $1.4 billion were consistent with the year-ago quarter.

Individual Annuities:
•Reported adjusted operating income of $472 million in the current quarter, compared to $444 million in the year-ago quarter. This increase reflects higher net investment spread results, including higher variable investment income, and lower expenses, partially offset by lower fee income, net of distribution expenses and other associated costs.

•Account values of $169 billion were down 4% from the year-ago quarter, reflecting net outflows, partially offset by market appreciation over the past year. Gross sales of $1.5 billion in the current quarter reflect the continued success of our FlexGuard products.

Individual Life:
•Reported adjusted operating income of $51 million in the current quarter, compared to a loss of $44 million in the year-ago quarter. This increase reflects more favorable underwriting results, higher net investment spread results, and lower expenses.

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Prudential Financial, Inc. First Quarter 2022 Earnings Release	Page 3
•Sales of $150 million in the current quarter decreased 26% from the year-ago quarter. This was primarily driven by higher sales ahead of product repricing in the year-ago quarter.

Assurance IQ reported a loss, on an adjusted operating income basis, of $37 million in the current quarter, compared to a loss of $39 million in the year-ago quarter, reflecting a decrease in expenses. Revenues in the current quarter were reduced by a $15 million adjustment reflecting updated persistency experience and assumptions.
International Businesses
International Businesses, consisting of Life Planner and Gibraltar Life & Other, reported adjusted operating income of $801 million for the first quarter of 2022, compared to $871 million in the year-ago quarter. This decrease reflects lower net investment spread results, less favorable underwriting results, and lower earnings from joint venture investments, partially offset by business growth.
Life Planner:
•Reported adjusted operating income of $478 million in the current quarter, compared to $464 million in the year-ago quarter. This increase reflects business growth, partially offset by lower net investment spread results.

•Constant dollar basis sales(3) of $265 million in the current quarter increased 6% from the year-ago quarter, primarily driven by growth in Brazil.

Gibraltar Life & Other:
•Reported adjusted operating income of $323 million in the current quarter, compared to $407 million in the year-ago quarter. This decrease reflects lower net investment spread results, less favorable underwriting results, and lower earnings from joint venture investments.

•Constant dollar basis sales(3) of $207 million in the current quarter decreased 20% from the year-ago quarter, primarily driven by lower protection product sales in the Bank channel.
Corporate & Other
Corporate & Other reported a loss, on an adjusted operating income basis, of $366 million for the first quarter of 2022, compared to a loss of $322 million in the year-ago quarter. The higher loss reflects higher expenses and lower net investment income, partially offset by higher income from pension and other employee benefit plans and lower interest expense.
NET INCOME
Net loss in the current quarter included $1.360 billion of pre-tax net realized investment losses and related charges and adjustments, largely reflecting the impacts of rising interest rates, and also $44 million of impairment and credit-related losses, $276 million of pre-tax losses from divested and run-off businesses, and $6 million of pre-tax losses related to market experience updates.
Net income for the year-ago quarter included $1.055 billion of pre-tax net realized investment gains and related charges and adjustments, including $9 million from impairment and credit-related gains, $304 million of pre-tax gains related to market experience updates, and $79 million of pre-tax earnings from divested and run-off businesses.
EARNINGS CONFERENCE CALL
Members of Prudential’s senior management will host a conference call on Wednesday, May 4, 2022, at 11:00 a.m. ET to discuss with the investment community the Company’s first quarter results. The conference call will be broadcast live over the Company’s Investor Relations website at investor.prudential.com. Please log on 15 minutes early in the event necessary software needs to be downloaded. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in the Q&A by dialing one of the following numbers: (877) 407-8293 (domestic) or (201) 689-8349 (international). All others may join the conference call in listen-only mode by dialing one of the above numbers. A replay will remain on the Investor Relations website through May 18. To access a replay via phone starting at 3:00 p.m. ET on May 4 through May 18 dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and use replay code 13725140.

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Prudential Financial, Inc. First Quarter 2022 Earnings Release	Page 4
FORWARD-LOOKING STATEMENTS
Certain of the statements included in this release, including those regarding our strategy to become a higher growth, less market sensitive, and more nimble company, our emerging markets strategy, our cost savings program, our plans relating to share repurchases and dividends, our investment in solutions and customer experience to drive sustainable business growth, our efforts to expand access to investing, insurance, and retirement security for people around the world, our planned acquisition of a minority stake in South Africa’s Alexander Forbes, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Statements regarding our transformation strategy, our cost savings program, our plans relating to share repurchases and dividends, our investment in solutions and customer experience to drive sustainable business growth, our efforts to expand access to investing, insurance, and retirement security for people around the world, and other business strategies are subject to the risk that we will be unable to execute our strategy because of market or competitive conditions or other factors. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.
NON-GAAP MEASURES
Consolidated adjusted operating income and adjusted book value are non-GAAP measures. Reconciliations to the most directly comparable GAAP measures are included in this release.

We believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s performance and financial position. The presentation of adjusted operating income as we measure it for management purposes enhances the understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described below. Adjusted book value augments the understanding of our financial position by providing a measure of net worth that is primarily attributable to our business operations separate from the portion that is affected by capital and currency market conditions, and by isolating the accounting impact associated with insurance liabilities that are generally not marked to market and the supporting investments that are marked to market through accumulated other comprehensive income under GAAP. However, these non-GAAP measures are not substitutes for income and equity determined in accordance with GAAP, and the adjustments made to derive these measures are important to an understanding of our overall results of operations and financial position. The schedules accompanying this release provide reconciliations of non-GAAP measures with the corresponding measures calculated using GAAP. Additional historic information relating to our financial performance is located on our website at investor.prudential.com.

Adjusted operating income is a non-GAAP measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments, are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital
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Prudential Financial, Inc. First Quarter 2022 Earnings Release	Page 5
funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Additionally, adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income.

Adjusted operating income excludes market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, which we believe enhances the understanding of underlying performance trends. Adjusted operating income also excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations and discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP. Additionally, adjusted operating income excludes other items, such as certain components of the consideration for acquisitions, which are recognized as compensation expense over the requisite service periods, changes in the fair value of contingent consideration, and goodwill impairments. Earnings attributable to noncontrolling interests is presented as a separate component of net income under GAAP and excluded from adjusted operating income. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

Adjusted operating income does not equate to “Net income” as determined in accordance with U.S. GAAP. Adjusted operating income is not a substitute for income determined in accordance with U.S. GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described above.

Adjusted book value is calculated as total equity (GAAP book value) excluding accumulated other comprehensive income (loss) and the cumulative effect of foreign currency exchange rate remeasurements and currency translation adjustments corresponding to realized investment gains and losses. These items are excluded in order to highlight the book value attributable to our core business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.
FOOTNOTES
(1)Highly liquid assets predominantly include cash, short-term investments, U.S. Treasury securities, obligations of other U.S. government authorities and agencies, and/or foreign government bonds. For more information about highly liquid assets, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(2)For more information about assets under management, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Segment Measures” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(3)For more information about constant dollar basis sales, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations by Segment – International Businesses” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with more than $1.5 trillion in assets under management as of March 31, 2022, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help to make lives better by creating financial opportunity for more people. Prudential’s iconic Rock symbol has stood for strength, stability, expertise, and innovation for more than a century. For more information, please visit news.prudential.com.

MEDIA CONTACT: Bill Launder, (973) 802-8760, bill.launder@prudential.com
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Financial Highlights
(in millions, unaudited)

	Three Months Ended
	March 31
	2022	2021
Adjusted operating income (loss) before income taxes (1):
PGIM	$188	$651
U.S. Businesses	943	843
International Businesses	801	871
Corporate and Other	(366)	(322)
Total adjusted operating income before income taxes	$1,566	$2,043
Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	$(1,360)	$1,055
Market experience updates	(6)	304
Divested and Run-off Businesses:
Closed Block division	23	34
Other Divested and Run-off Businesses	(299)	45
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(22)	(54)
Other adjustments (2)	(17)	(13)
Total reconciling items, before income taxes	(1,681)	1,371
Income (loss) before income taxes and equity in earnings of operating joint ventures	$(115)	$3,414
Income Statement Data:
Net income (loss) attributable to Prudential Financial, Inc.	$(31)	$2,828
Loss attributable to noncontrolling interests	(13)	(24)
Net income (loss)	(44)	2,804
Less: Earnings attributable to noncontrolling interests	(13)	(24)
Income (loss) attributable to Prudential Financial, Inc.	(31)	2,828
Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	15	50
Income (loss) (after-tax) before equity in earnings of operating joint ventures	(46)	2,778
Less: Total reconciling items, before income taxes	(1,681)	1,371
Less: Income taxes, not applicable to adjusted operating income	(417)	211
Total reconciling items, after income taxes	(1,264)	1,160
After-tax adjusted operating income (1)	1,218	1,618
Income taxes, applicable to adjusted operating income	348	425
Adjusted operating income before income taxes (1)	$1,566	$2,043

See footnotes on last page.

Financial Highlights
(in millions, except per share data, unaudited)
	Three Months Ended
	March 31
	2022	2021
Earnings per share of Common Stock:
Net income (loss) attributable to Prudential Financial, Inc.	$(0.10)	$6.98
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(3.59)	2.65
Market experience updates	(0.02)	0.76
Divested and Run-off Businesses:
Closed Block division	0.06	0.09
Other Divested and Run-off Businesses	(0.79)	0.11
Difference in earnings allocated to participating unvested share-based payment awards	0.03	(0.05)
Other adjustments (2)	(0.04)	(0.03)
Total reconciling items, before income taxes	(4.35)	3.53
Less: Income taxes, not applicable to adjusted operating income	(1.08)	0.54
Total reconciling items, after income taxes	(3.27)	2.99
After-tax adjusted operating income	$3.17	$3.99
Weighted average number of outstanding common shares (basic)	376.1	396.3
Weighted average number of outstanding common shares (diluted)	379.1	398.8
For earnings per share of Common Stock calculation:
Net income (loss) attributable to Prudential Financial, Inc.	$(31)	$2,828
Less: Earnings allocated to participating unvested share-based payment awards	7	44
Net income (loss) attributable to Prudential Financial, Inc. for earnings per share of Common Stock calculation	$(38)	$2,784
After-tax adjusted operating income (1)	$1,218	$1,618
Less: Earnings allocated to participating unvested share-based payment awards	17	26
After-tax adjusted operating income for earnings per share of Common Stock calculation (1)	$1,201	$1,592
Prudential Financial, Inc. Equity (as of end of period):
GAAP book value (total PFI equity) at end of period	$43,978	$58,036
Less: Accumulated other comprehensive income (AOCI)	4,205	19,219
GAAP book value excluding AOCI	39,773	38,817
Less: Cumulative effect of foreign exchange rate remeasurement and currency
translation adjustments corresponding to realized gains/losses	(1,107)	(1,388)
Adjusted book value	$40,880	$40,205
End of period number of common shares (diluted)	381.5	400.1
GAAP book value per common share - diluted	115.28	145.05
GAAP book value excluding AOCI per share - diluted	104.25	97.02
Adjusted book value per common share - diluted	107.16	100.49

See footnotes on last page.

Financial Highlights
(in millions, or as otherwise noted, unaudited)
	Three Months Ended
	March 31
	2022	2021
PGIM:
PGIM:
Assets Managed by PGIM (in billions, as of end of period):
Institutional customers	$593.7	$591.8
Retail customers	364.7	381.0
General account	456.2	478.5
Total PGIM	$1,414.6	$1,451.3
Institutional Customers - Assets Under Management (in billions):
Gross additions, other than money market	$16.8	$21.2
Net additions, other than money market	$0.3	$1.1
Retail Customers - Assets Under Management (in billions):
Gross additions, other than money market	$20.2	$29.7
Net additions (withdrawals), other than money market	$(4.6)	$4.4
U.S. Businesses:
Retirement:
Gross additions	$2,278	$9,760
Net additions (withdrawals)	$(2,621)	$4,118
Total account value at end of period	$239,102	$247,496
Group Insurance:
Group Insurance Annualized New Business Premiums (3):
Group life	$180	$175
Group disability	130	120
Total	$310	$295
Individual Annuities:
Fixed and Variable Annuity Sales and Account Values:
Gross sales	$1,543	$1,855
Sales, net of full surrenders and death benefits	$(645)	$(637)
Total account value at end of period	$168,794	$176,442
Individual Life:
Individual Life Insurance Annualized New Business Premiums (3):
Term life	$24	$31
Universal life (4)	22	27
Variable life	104	146
Total	$150	$204
International Businesses:
International Businesses:
International Businesses Annualized New Business Premiums (3)(5):
Actual exchange rate basis	$461	$506
Constant exchange rate basis	$472	$510

See footnotes on last page.

Financial Highlights
(in billions, as of end of period, unaudited)

	March 31
	2022	2021
Assets and Assets Under Management and Administration:
Total assets	$878.1	$907.3
Assets under management (at fair market value):
PGIM	$1,414.6	$1,451.3
U.S. Businesses	151.9	159.7
International Businesses	13.8	14.5
Corporate and Other	39.8	37.9
Total assets under management	1,620.1	1,663.4
Assets under administration	370.7	360.7
Total assets under management and administration	$1,990.8	$2,024.1

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure of performance. See NON-GAAP MEASURES within the earnings release for additional information. Adjusted operating income, when presented at the segment level, is also a segment performance measure. This segment performance measure, while not a traditional U.S. GAAP measure, is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standard Codification (ASC) 280 – Segment Reporting. When presented by segment, we have prepared the reconciliation of adjusted operating income to the corresponding consolidated U.S. GAAP total in accordance with the disclosure requirements as articulated in ASC 280.

(2)	Represents adjustments not included in the above reconciling items. Also includes certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of the associated contingent consideration, and goodwill impairments.

(3)	Premiums from new sales are expected to be collected over a one-year period. Group insurance annualized new business premiums exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance annualized new business premiums include premiums from the takeover of claim liabilities. Excess (unscheduled) and single premium business for the Company’s domestic individual life and international operations are included in annualized new business premiums based on a 10% credit.

(4)	Prior period amounts have been reclassified to conform to current period presentation.

(5)	Actual amounts reflect the impact of currency fluctuations. Constant amounts reflect foreign denominated activity translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen 104 per U.S. dollar. U.S. dollar-denominated activity is included based on the amounts as transacted in U.S. dollars.